Exhibit 10.2

AMENDMENT

dated as of June 1, 2021

TO THE MASTER REPURCHASE AGREEMENT

between

MORGAN STANLEY BANK, N.A.

(“Morgan Stanley”)

and

EACH OF THE ENTITIES LISTED ON EXHIBIT I, SEVERALLY AND NOT JOINTLY

(each, a “Counterparty”)

WHEREAS the parties have previously entered into that certain Master Repurchase Agreement dated as of September 29, 2015 (the “Agreement”) and the parties have agreed to amend the Agreement in accordance with the terms of this Amendment (the “Amendment”).

NOW THEREFORE, in consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendment of the Agreement

As used in the Agreement (including any Confirmation relating thereto), as amended by this Amendment, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereof”, “hereto” and other words of similar import, shall mean the Agreement as amended hereby, unless the context otherwise specifically requires.

Upon execution of this Amendment by both parties, the Agreement shall be and hereby is amended as follows:

(a)	Paragraph 2 of Annex I of the Agreement shall be amended by adding the following new subparagraphs:

“(m)

Pricing Source. The pricing source for calculation of Market Value shall be a generally recognized pricing source for the relevant Securities agreed to by the parties in accordance with Paragraph 2(j). If at any time prices are not available from a generally available pricing source or are deemed inaccurate by either party or the parties cannot agree on a pricing source, MS shall determine pricing in its sole commercially reasonable discretion based on its own internal pricing sources.”

“(n)	Purchase Price Maintenance.

(a)

The parties agree that in any Transaction hereunder whose term extends over an Income payment date for the Securities subject to such Transaction, Buyer shall on the date such Income is paid transfer to or credit to the account of Seller an amount equal to such Income payment or payments pursuant to Paragraph 5(i) and shall not apply the Income payment or payments to reduce the amount to be transferred to Buyer or Seller upon termination of the Transaction pursuant to Paragraph 5(ii) of the Agreement.

(b)

Notwithstanding the definition of Purchase Price in Paragraph 2 of the Agreement and the provisions of Paragraph 4 of the Agreement, the parties agree (i) that the Purchase Price will not be increased or decreased by the amount of any cash transferred by one party to the other pursuant to Paragraph 4 of the Agreement and (ii) that transfer of such cash shall be treated as if it constituted a transfer of Securities (with a Market Value equal to the U.S. dollar amount of such cash) pursuant to Paragraph 4(a) or (b), as the case may be (including for purposes of the definition of “Additional Purchased Securities”).”

“(o) For the purposes of Paragraph 4 of the Agreement, “cash” shall mean United States Dollars.”

(b)	Subparagraph 2(c) of Annex I, Part 2 of the Agreement is deleted in its entirety and replaced with the following:

“(c)

MS shall recalculate the Market Value for the Purchased Securities in dispute by 12:00 p.m. (New York City time) on the next business day after receipt of the Margin Dispute Notice by seeking a firm bid quote (“Quote”) for the full amount of the relevant Purchased Securities from at least four Recognized Dealers (as hereinafter defined), and taking the arithmetic average of those obtained; provided that if four Quotes are not available for the full amount of the relevant Purchased Securities, then fewer than four Quotes may be used for such Purchased Securities, and if one or no Quotes are available for such particular Purchased Securities, then MS shall determine the Market Value of such Purchased Securities and shall notify Counterparty (which may be done orally) of its recalculation of Margin Deficit or Margin Excess (as the case may be) and such notice shall be treated as a notice for the purposes of subparagraphs 4(a) or (b) of the Agreement (as the case may be).”

(c) Schedule III.A of the Agreement shall be amended by adding the following new subparagraphs:

“(d)	LIBOR. The definition of “LIBOR” in Annex III, 1(a) is amended by deleting the semicolon at the end thereof and replacing it with the following:

“. If LIBOR has been permanently discontinued, MS will use, as a substitute for LIBOR and for each future interest determination date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) in the jurisdiction of the applicable LIBOR index currency that is consistent with accepted market practice (the “Alternative Rate”). As part of such substitution, MS will make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for repurchase transactions;”

2.	Representations

Each party represents to the other party that all representations contained in the Agreement, as amended, are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

3.	Miscellaneous

(a)	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

(b)

Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(e)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission) each of which will be deemed an original.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

IN WITNESS WHEREOF, the parties have executed this Amendment on the respective dates specified below with effect from the date first set forth above.

MORGAN STANLEY BANK, N.A.		EACH OF THE ENTITIES LISTED ON EXHIBIT I, SEVERALLY AND NOT JOINTLY

By:	/s/ Hashim Bello	By:	/s/ David Lesser
	Name: Hashim Bello		Name: David Lesser
	Title: Authorized Signatory		Title: Authorized Signatory
	Date: June 1, 2021		Date: June 1, 2021